Exhibit 99.1

Signature Group Holdings, Inc. Reports First Quarter 2012 Results

SHERMAN OAKS, California – May 4, 2012 – Signature Group Holdings, Inc. (“Signature,” the “Company,” “we,” “us” or “our”) (OTCQX: SGGH) today reported results of operations for the quarter ended March 31, 2012.

Highlights:

•	Net loss of $1.2 million, or $0.01 per share, for the quarter ended March 31, 2012, as compared to a $4.2 million net loss, or $0.04 per share, for the quarter ended March 31, 2011.

•

Sold approximately $28.0 million of sub-performing and non-performing subprime residential loans held for sale in discontinued operations for $9.4 million, recognizing a gain of approximately $1.0 million during the quarter.

•

North American Breaker Co., Inc. (“NABCO”), a wholly owned subsidiary, generated $2.1 million of Adjusted EBITDA (see Reconciliation of Adjusted EBITDA to Net Earnings (Loss) in the quarter ended March 31, 2012.

•	As of March 31, 2012, Signature had $52.8 million of cash and cash equivalents.

Overview of Presentation:

The presentation of the financial information in this earnings release will at times reflect our “continuing operations” and our “discontinued operations.” The Company’s “continuing operations” present the financial condition and results of operations for the assets, liabilities, businesses and operations that are consistent with Signature’s current business strategy. The Company’s “discontinued operations” present the financial condition and results of operations for the assets, liabilities, businesses and operations that were sold or discontinued by Fremont General Corporation, and its former subsidiary Fremont Investment & Loan, which was the Company’s name prior to its reorganization on June 11, 2010.

Results of Operations:

Signature reported a $1.2 million net loss, or $0.01 per basic and diluted share, for the quarter ended March 31, 2012, as compared to a $4.2 million net loss, or $0.04 per basic and diluted share, for the quarter ended March 31, 2011. The decrease in our net loss is primarily related to an increase in earnings from discontinued operations, net of income taxes of $4.1 million, partially offset by a $1.1 million increase in loss from continuing operations as discussed further herein.

The Company’s total revenues together with other income (expense) increased for the quarter ended March 31, 2012 to $8.7 million from continuing operations and $3.5 million from discontinued operations, as compared with total revenues and other income of $1.8 million from continuing operations and $1.6 million from discontinued operations for the quarter ended March 31, 2011.

Basic and diluted loss per share from continuing operations was $0.03 for the quarter ended March 31, 2012, compared to $0.02 for the quarter ended March 31, 2011. Basic and diluted earnings per share from discontinued operations was $0.02 for the quarter ended March 31, 2012, compared to a loss per share of $0.02 for the quarter ended March 31, 2011.

Results of continuing operations:

Signature reported a loss from continuing operations of $2.9 million for the quarter ended March 31, 2012, as compared to a $1.8 million loss for the quarter ended March 31, 2011. The $1.1 million increase in loss from continuing operations is primarily related to a $1.9 million increase in compensation expense primarily associated with NABCO, which was not included in our results of operations in the prior period in 2011, and the conversion from an external to an internal management structure, whereby employee expenses are now included in compensation rather than management fees included in selling, general, and administrative expense; a $0.7 million increase in professional fees primarily associated with the Company’s 2011 audit and various legal matters in which the Company is engaged; a $0.6 million increase in amortization of intangibles; a $0.2 million increase in selling, general and administrative expense; a $0.2 million increase in interest expense; and a decrease in total other income (expense) of $1.2 million; offset by increases in net sales and cost of goods sold of $8.1 million and $4.6 million, respectively, primarily related to sales at NABCO; and a $0.4 million decrease in reorganization items, net.

NABCO continued to produce strong operating results, generating net earnings of $0.7 million and Adjusted EBITDA of $2.1 million for the quarter ended March 31, 2012, on net sales of $7.8 million. The net sales in 2012 represent a 14.9% increase over the $6.8 million of net sales NABCO generated in the quarter ended March 31, 2011, as reported by NABCO prior to its acquisition by Signature. As part of its strategy to be a critical supplier for its customers, during the quarter, NABCO introduced a new product line, fusible panel switches, to complement its current circuit breaker offerings. Sales of fusible panel switches represented less than 1% of NABCO’s total sales during the quarter.

During the first quarter of 2012, Cosmed, Inc. (“Cosmed”) reported a $0.1 million net loss and an Adjusted EBITDA loss of $0.1 million on net sales of $0.2 million. Sales were down substantially from the first quarter of 2011 when Cosmed was fulfilling large, initial orders from new mass merchandising customers, who Cosmed is no longer supplying. Compared to the fourth quarter of 2011, sales increased slightly as the brand moved back into higher-end retail and beauty outlets. Management is continuing to develop the brand’s marketing and distribution channels, including the exploration of various joint ventures.

Signature Special Situations reported net earnings of $0.7 million for the quarter ended March 31, 2012, as compared to $0.2 million for the quarter ended March 31, 2011. Interest income totaled $0.9 million for the quarter ended March 31, 2012, a $0.7 million increase over the $0.2 million reported for the quarter ended March 31, 2011. The increase in interest income is primarily related to an increase of average interest-earning assets held in the quarter ended March 31, 2012 to $17.9 million, compared to $6.7 million of average interest-earning assets held during the quarter ended March 31, 2011. The average yield, or annualized interest income divided by average interest-earning assets, was 19.5% in the quarter ended March 31, 2012, compared to 9.9% in the quarter ended March 31, 2011. During the current quarter, Signature Special Situations acquired corporate bonds with a par value of $6.2 million, paying interest at 13.25% per annum, for $2.6 million. Additionally, Signature Special Situations restructured the senior debt instruments of one of its borrowers during the quarter. On March 30, 2012, the debtor under the senior debt instruments surrendered all of its assets in full satisfaction of the obligation to Signature, with a carrying value of approximately $4.0 million, and the surrendered assets were sold to a newly-capitalized company managed and controlled by the original founder of the business who sold his interests in the company in 2000. In conjunction with the asset sale, Signature Special Situations provided a $7.0 million secured revolving line of credit to the new company and a $1.0 million secured term loan with interest rates at the prime rate plus 2.75%, with a floor of 5.75%, and also received 4.00% cumulative preferred stock, with a stated value of $2.0 million that is convertible to 45% of the common stock of the new debtor on a fully-diluted basis. No gain or loss was recorded on the transaction as the estimated fair value of assets received was equal to the carrying value of the loans prior to the asset surrender, plus the costs associated with the sale of the surrendered assets.

Our corporate and other segment presents the results of operations not included in the Company’s four primary operating segments, Signature Special Situations, NABCO, Cosmed and discontinued operations. During the quarter ended March 31, 2012, the net loss in corporate and other increased $1.7 million to $4.2 million, as compared to the $2.4 million net loss reported for the quarter ended March 31, 2011. The $1.7 million increase is primarily attributable to a $1.5 million increase in compensation expense; and a $0.5 million increase in professional fees; offset by a $0.2 million increase in interest income.

Items impacting comparability of results from continuing operations:

Signature’s NABCO and Cosmed operating subsidiaries resulted from business combinations completed by Signature in July 2011 and February 2011, respectively. In the quarter ended March 31, 2012, continuing operations included the results of operations from NABCO and Cosmed for the entire quarter, which provided $8.0 million of aggregate net revenues and other income and $7.0 million of operating expenses, including $0.6 million of intangible asset amortization. In the quarter ended March 31, 2011, continuing results of operations included no activity related to NABCO as it had not yet been acquired and only a partial quarter of results of operations from Cosmed, which commenced operations on February 18, 2011. Therefore, the results of operations for both NABCO and Cosmed for the quarter ended March 31, 2012 are not comparable to the results of operations for the quarter ended March 31, 2011.

Selected other financial data from continuing operations:

Other income (expense) decreased $1.0 million in the quarter ended March 31, 2012 to an expense of $0.1 million, compared to $1.1 million of income in the quarter ended March 31, 2011. The decrease is primarily the result of $0.8 million of income related to the change in the fair value of the common stock warrant liability in the quarter ended March 31, 2011 compared to minimal change in the fair value of the common stock warrant liability in the quarter ended March 31, 2012, and a $0.1 million of change in fair value of contingent consideration in the quarter ended March 31, 2012, as compared to no change in fair value in the quarter ended March 31, 2011.

Results of discontinued operations:

Signature’s discontinued operations reported earnings, net of income taxes, of $1.7 million in the quarter ended March 31, 2012, compared to a $2.4 million loss, net of income taxes reported in the quarter ended March 31, 2011. The $4.1 million change is primarily related to a recovery of provision for valuation allowance on loans held for sale of $1.8 million related to increases in estimated fair value; a recovery of provision for valuation allowance of $1.0 million related to the sale of $27.9 million of sub-performing and non-performing subprime residential real estate loans held for sale; a $0.3 million recovery of the repurchase reserve; and decreases in selling, general and administrative and compensation expenses of $0.8 million and $0.7 million, respectively; offset by a $0.2 million decrease in interest income. Assets within discontinued operations declined by approximately $9.2 million from December 31, 2011, primarily as a result of the sale of the subprime residential loans.

About Signature Group Holdings, Inc.

Signature is a diversified business and financial services enterprise with principal activities in industrial distribution and special situations financings. Signature has significant capital resources and is actively seeking acquisitions, as well as growth opportunities for its existing businesses. The Company was formerly an industrial bank and financial services business with over $9 billion in assets that was reorganized during a two year bankruptcy period. The reorganization provided for Signature to maintain federal net operating loss tax carryforwards in excess of $850 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Source

Signature Group Holdings, Inc.

Contact

Signature Group Holdings, Inc. Investor Relations

(805) 435-1255

invrel@signaturegroupholdings.com

(Tables to follow)

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Signature Group Holdings, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2012	2011
	(unaudited)
ASSETS
Cash and cash equivalents	$52,688	$52,439
Investment securities, available for sale	8,116	4,991
Loans receivable, net	5,478	3,750
Trade and other receivables, net	3,925	4,112
Inventories	9,579	8,681
Intangible assets, net	6,365	6,978
Goodwill	18,180	18,180
Other assets	2,585	2,487
Assets of discontinued operations	32,249	41,400

TOTAL ASSETS	$139,165	$143,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Lines of credit	$3,066	$5,116
Accrued expenses and other liabilities	5,553	5,916
Contingent consideration	3,671	3,597
Long-term debt	51,413	51,613
Common stock warrant liability	1,400	1,403
Liabilities of discontinued operations	10,759	11,536

TOTAL LIABILITIES	75,862	79,181
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 190,000,000 shares authorized; 119,098,524 and 117,431,856 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,156	1,151
Additional paid-in capital	447,151	446,805
Accumulated deficit	(385,561)	(384,315)
Accumulated other comprehensive income	557	196

TOTAL SHAREHOLDERS’ EQUITY	63,303	63,837

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,165	$143,018

Signature Group Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2012	2011
Revenues:
Net sales	$8,041	$546
Interest	731	156

Total revenues	8,772	702
Expenses:
Cost of goods sold	4,947	273
Selling, general and administrative	819	610
Compensation	2,224	279
Professional fees	1,747	1,076
Amortization of intangibles	605	26
Interest	1,113	888

Total expenses	11,455	3,152
Other income (expense):
Change in fair value of common stock warrant liability	3	801
Other income (expense)	(74)	281

Total other income (expense)	(71)	1,082
Loss from continuing operations before reorganization items, net and income taxes	(2,754)	(1,368)
Reorganization items, net	95	499

Loss from continuing operations before income taxes	(2,849)	(1,867)
Income tax expense (benefit)	49	(99)

Loss from continuing operations	(2,898)	(1,768)
Earnings (loss) from discontinued operations, net of income taxes	1,652	(2,406)

Net loss	(1,246)	(4,174)
Loss attributable to noncontrolling interest	—	40

Net loss attributable to Signature Group Holdings, Inc.	$(1,246)	$(4,214)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.03)	$(0.02)
Earnings (loss) from discontinued operations, net of income taxes	0.02	(0.02)

Net loss attributable to Signature Group Holdings, Inc.	$(0.01)	$(0.04)

Signature Group Holdings, Inc.

Segment Balance Sheets

March 31, 2012

(Unaudited)

	Continuing Operations
(Dollars in thousands)	Signature Special Situations	NABCO	Cosmed	Corporate and Other	Eliminations	Total	Discontinued Operations
Cash and cash equivalents	$239	$595	$73	$51,781	$—	$52,688	$117
Investment securities, available for sale	8,116	—	—	—	—	8,116	—
Loans receivable, net	5,478	—	—	—	—	5,478	—
Trade and other receivables, net	—	3,805	120	—	—	3,925	—
Inventories	—	8,757	822	—	—	9,579	—
Intangible assets, net	—	6,113	252	—	—	6,365	—
Goodwill	—	17,780	400	—	—	18,180	—
Deferred tax assets	—	—	—	1,791	(1,791)	—	—
Loans held for sale, net	—	—	—	—	—	—	26,000
Commercial real estate investments	—	—	—	—	—	—	110
Real estate owned, net	—	—	—	—	—	—	2,000
Intercompany receivable	6,553	14	—	10,668	(17,235)	—	—
Other assets	1,239	914	11	1,883	(1,462)	2,585	4,022

Total assets	$21,625	$37,978	$1,678	$66,123	$(20,488)	$106,916	$32,249

Lines of credit	$—	$3,066	$—	$—	$—	$3,066	$—
Accrued expenses and other liabilities	309	3,261	55	3,318	(1,462)	5,481	2,509
Contingent consideration	—	3,671	—	—	—	3,671	—
Long-term debt	—	12,413	—	39,000	—	51,413	—
Common stock warrant liability	—	—	—	1,400	—	1,400	—
Repurchase reserve	—	—	—	—	—	—	8,250
Deferred tax liabilities	—	1,863	—	—	(1,791)	72	—
Intercompany payable	10,668	4,203	2,350	14	(17,235)	—	—

Total liabilities	$10,977	$28,477	$2,405	$43,732	$(20,488)	$65,103	$10,759

Signature Group Holdings, Inc.

Segment Income Statements

Quarter ended March 31, 2012

(Unaudited)

	Continuing Operations
(Dollars in thousands)	Signature Special Situations	NABCO	Cosmed	Corporate and Other	Eliminations	Total	Discontinued Operations	Total
Net sales	$—	$7,843	$198	$—	$—	$8,041	$—	$8,041
Interest	870	—	—	163	(302)	731	891	1,622
Gain on loans held for sale	—	—	—	—	—	—	3,121	3,121
Other, net	—	—	—	—	—	—	(480)	(480)

Total revenues	870	7,843	198	163	(302)	8,772	3,532	12,304
Cost of goods sold	—	4,818	129	—	—	4,947	—	4,947
Selling, general and administrative	1	251	51	516	—	819	342	1,161
Compensation	—	516	(1)	1,709	—	2,224	21	2,245
Professional fees	11	186	17	1,533	—	1,747	1,504	3,251
Amortization of intangibles	—	587	18	—	—	605	—	605
Interest	145	317	75	878	(302)	1,113	—	1,113

Total expenses	157	6,675	289	4,636	(302)	11,455	1,867	13,322
Other income (expense)	—	(73)	(1)	3	—	(71)	—	(71)

Earnings (loss) before reorganization items, net and income taxes	713	1,095	(92)	(4,470)	—	(2,754)	1,665	(1,089)
Reorganization items, net	—	—	—	95	—	95	13	108

Earnings (loss) before income taxes and loss attributable to noncontrolling interest	713	1,095	(92)	(4,565)	—	(2,849)	1,652	(1,197)
Income tax expense (benefit)	19	438	3	(411)	—	49	—	49

Net earnings (loss)	694	657	(95)	(4,154)	—	(2,898)	1,652	(1,246)
Loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—

Net earnings (loss) attributable to Signature Group Holdings, Inc.	$694	$657	$(95)	$(4,154)	$—	$(2,898)	$1,652	$(1,246)

Signature Group Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Earnings (Loss)

(Unaudited)

Adjusted EBITDA is not a measure computed in accordance with generally accepted accounting principles (“GAAP”). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows (or equivalent statements); or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented.

Adjusted EBITDA is presented and discussed in this news release because management believes it enhances understanding by investors and lenders of the financial performance of certain of the Company’s operating segments. As a complement to financial measures provided in accordance with GAAP, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because Adjusted EBITDA is not a measure computed in accordance with GAAP, it is not intended to be presented herein as a substitute for net earnings (loss) as an indicator of the Company’s operating performance. Adjusted EBITDA is one of the primary performance measurements used by our senior management and our Board of Directors to evaluate certain operating results.

We calculate Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is then adjusted to remove or add back certain items (“Adjusted EBITDA”). These items are identified below in the reconciliation of Adjusted EBITDA to Net Earnings (Loss), the GAAP measure most directly comparable to Adjusted EBITDA.

Our calculation of Adjusted EBITDA may be different from the calculation used by other companies; therefore, it may not be comparable to other companies.

The following table presents our reconciliation of Adjusted EBITDA to Net Earnings (Loss) for NABCO and Cosmed, our two autonomous operating businesses, for the quarter ended March 31, 2012:

(Dollars in thousands)	NABCO	Cosmed
Net earnings (loss)	$657	$(95)
Plus:
Interest	317	75
Income tax expense	438	3
Depreciation	15	3
Amortization of intangibles and other purchase accounting adjustments	587	18

EBITDA	2,014	4
Adjustments:
Change in fair value of contingent consideration	74	—
Reversal of accrued compensation	—	(95)

Adjusted EBITDA	$2,088	$(91)